Exhibit 99.2

OXO INTERNATIONAL STATEMENTS OF REVENUES AND DIRECT EXPENSES AND
STATEMENTS OF NET ASSETS TO BE ACQUIRED

TABLE OF CONTENTS

Page
Report of Independent Registered Public Accounting Firm	2
Statements of Revenues and Direct Expenses for the Quarters Ended March 28, 2004 (unaudited) and March 30, 2003 (unaudited) and for the Years Ended December 31, 2003, 2002 and 2001	3
Statements of Net Assets To Be Acquired as of March 28, 2004 (unaudited), December 31, 2003 and 2002	4
Notes to the Statements of Revenues and Direct Expenses and Statements of Net Assets To Be Acquired	5

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
WKI Holding Company, Inc.
Reston, Virginia

     We have audited the accompanying Statements of net assets to be acquired of OXO International (the “OXO Business”) as of December 31, 2003 and 2002, pursuant to the Acquisition Agreement between WKI Holding Company, Inc. (the “Company”) and two of its subsidiaries and Helen of Troy Limited (Barbados) (“Helen of Troy”) dated April 29, 2004, as described in Note 1, and the related Statements of revenues and direct expenses for each of the years in the three-year period ended December 31 2003 (the “Statements”). These Statements are the responsibility of the OXO Business management. Our responsibility is to express an opinion on these Statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying statements were prepared for inclusion in the Current Report on Form 8-K of Helen of Troy and are not intended to be a complete presentation of the OXO Business’ assets and liabilities or of its revenues and expenses.

     In our opinion, such Statements present fairly, in all material respects, the net assets to be acquired of the OXO Business as of December 31, 2003 and 2002, and the related Statements of revenues and direct expenses for each of the years in the three-year period ended December 31, 2003, pursuant to the Acquisition Agreement described in Note 1, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

July 14, 2004
McLean, Virginia

OXO INTERNATIONAL
STATEMENTS OF REVENUES AND DIRECT EXPENSES
For the Quarters Ended March 28, 2004 (unaudited) and March 30, 2003 (unaudited)
and for the Years Ended December 31, 2003, 2002 and 2001
(In thousands)

	Successor Company			Predecessor Company
	March 28,	March 30,
	2004	2003	December 31,	December 31,	December 31,
	(unaudited)	(unaudited)	2003	2002	2001
Net sales	$23,978	$19,901	$88,897	$86,643	$73,650
Cost of sales	12,566	11,044	48,703	49,218	45,516

Gross profit	11,412	8,857	40,194	37,425	28,134

Selling, general and administrative expenses	3,836	2,720	12,155	10,728	9,268
Provision for restructuring costs	—	—	—	—	845
Other expense, net	984	243	3,939	1,446	5,049

Operating income	6,592	5,894	24,100	25,251	12,972

Reorganization items, net (Note 2)	—	—	—	53,062	—

Revenues in excess of direct expenses	$6,592	$5,894	$24,100	$78,313	$12,972

The accompanying notes are an integral part of these statements.

OXO INTERNATIONAL
STATEMENTS OF NET ASSETS TO BE ACQUIRED
As of March 28, 2004 (unaudited), December 31, 2003 and 2002
(In thousands)

	Successor Company
	March 28,
	2004	December 31,	December 31,
	(unaudited)	2003	2002
Assets to be Acquired
Current Assets
Inventories, net	$18,356	$20,116	$24,913
Prepaid expenses	353	312	504

Current assets	18,709	20,428	25,417

Computer software, net	17	20	18
Property and equipment, net	2,946	3,054	2,831
Other intangible assets, net	59,700	60,215	52,109
Goodwill	72,261	72,261	81,933

Assets to be Acquired	153,633	155,978	162,308

Liabilities to be Assumed
Current Liabilities
Customer allowances	4,475	3,952	3,184
Accrued royalties	839	993	879
Other current liabilities	634	415	725

Current liabilities	5,948	5,360	4,788

Net Assets to be Acquired	$147,685	$150,618	$157,520

The accompanying notes are an integral part of these statements.

OXO INTERNATIONAL

NOTES TO STATEMENTS OF REVENUES AND DIRECT EXPENSES AND STATEMENTS OF NET ASSETS TO BE ACQUIRED AS OF DECEMBER 31, 2003 AND 2002 AND FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001 AND AS OF AND FOR THE QUARTERS ENDED MARCH 28, 2004 (UNAUDITED) AND MARCH 30, 2003 (UNAUDITED)

(1) Nature of Operations and Basis of Presentation

     On April 29, 2004, WKI Holding Company, Inc. (the “Company” or “WKI”) and two of its subsidiaries, entered into an acquisition agreement (the “Acquisition Agreement”) related to the sale of its OXO International business (the “OXO Business”) to Helen of Troy Limited (Barbados) (“Helen of Troy”) for approximately $273 million in cash. The sale was completed on June 1, 2004 (the “Transaction Date”). Under the Acquisition Agreement, Helen of Troy purchased certain assets and assumed certain liabilities as of the Transaction Date.

     The accompanying statements of revenues and direct expenses for the quarters ended March 28, 2004 and March 30, 2003 and for the years ended December 31, 2003, 2002 and 2001 and statements of net assets to be acquired as of March 28, 2004, December 31, 2003 and 2002 (the “Statements”) of the OXO Business have been prepared pursuant to the Acquisition Agreement. The OXO Business was wholly owned by WKI and these Statements have been prepared from the historical accounting records of the Company. The OXO Business has no separate legal status and operated as an integral part of the Company’s overall operations. The OXO Business activities were a part of WKI’s broader brand offerings to the consumer kitchenware products market, which were all distributed under a shared common operating infrastructure. WKI did not publish or maintain complete separate financial statements relating to the OXO Business. As a result, WKI cannot appropriately allocate certain balances or expenses to the OXO Business in a way that will produce a complete set of financial statements as if it was a stand alone entity. For that reason, statements of revenues and direct expenses, statements of net assets to be acquired and select cash flow data, are provided. The accompanying statements of revenues and direct expenses, exclude only costs that are not directly involved in the OXO Business revenue producing activity, such as interest, income taxes and corporate overhead, which includes salary, legal, treasury, accounting, human resources and information technology services. Selling, general and administrative costs directly associated with producing OXO Business revenues are reflected in the accompanying statements of revenues and direct expenses.

     Certain direct expenses, primarily for warehouse costs, were allocated to the OXO Business and are included in the accompanying statement of revenues and direct expenses. Distribution costs, which amounted to $1.1 million, $1.0 million, $4.1 million, $4.0 million, and $3.1 million, in the quarters ended March 28, 2004 and March 30, 2003 and in the years ended December 31, 2003, 2002 and 2001, respectively, were allocated based on cases shipped. Receiving costs, which amounted to $0.1 million, $0.1 million, $0.5 million, $0.5 million and $0.4 million, in the quarters ended March 28, 2004 and March 30, 2003 and in the years ended December 31, 2003, 2002 and 2001, respectively, were allocated based on products received. Customer deductions, which amounted to $0.3 million, $0.3 million, $1.2 million, $1.0 million, and $1.1 million, in the quarters ended March 28, 2004 and March 30, 2003 and in the years ended December 31, 2003, 2002 and 2001, respectively, were allocated on a percentage of gross sales. In the opinion of management, these methods of allocating direct costs are reasonable; however, such costs do not necessarily equal the costs that this component of the Company would have incurred on a stand-alone basis. Therefore, the financial information included herein may not necessarily reflect assets and liabilities and revenue and direct expenses of the OXO Business on a stand-alone basis in the future.

     The OXO Business designs and markets innovative kitchen, household, gardening and automotive tools and gadgets under various internally developed brands. Many of the OXO Business tools utilize a proprietary handle, which is covered by patents owned by WKI prior to the Transaction Date and transferred to Helen of Troy in accordance with the Acquisition Agreement. The OXO Business products are developed in the United States or sourced from global manufacturers. The primary vendors of the OXO Business are Wings Trading (HK) Co., Ltd., whose products accounted for approximately 48%, 50% and 45% of the total OXO Business’ purchased products in 2003, 2002 and 2001, respectively, and MTL Marketing Group LTD., whose products accounted for approximately 11%, 20% and 23% of the total OXO Business’ purchased products in 2003, 2002 and 2001, respectively. The OXO Business products are sold primarily in the United States through department stores, gourmet and specialty outlets, mass merchants, and through Company-operated retail outlet stores. The primary customers of the OXO Business are Bed Bath and Beyond, Inc., whose purchases accounted for approximately 28%, 26% and 20%, of the OXO Business’ gross sales in 2003, 2002 and 2001, respectively, and Linens ‘n Things, Inc., whose purchases accounted for approximately 11%, 12% and 9%, of the OXO Business’ gross sales in 2003, 2002 and 2001, respectively. Certain OXO Business products will continue to be sold through the Company-operated retail outlets stores under a supply agreement.

     As a consequence of the adoption of Fresh Start Reporting (See Note 2) on December 31, 2002, the financial information presented in the accompanying statements of revenues and direct expenses for the periods presented subsequent to December 31, 2002 is generally not comparable to the financial results for the periods presented prior to December 31, 2002. Any financial information herein labeled “Predecessor Company” refers to periods prior to the adoption of Fresh Start Reporting (as defined herein), while those labeled “Successor Company” refer to periods following the Company’s reorganization. The lack of comparability in the accompanying Statements relate primarily to the OXO Business depreciation and amortization related to adjusting property and equipment and other intangible assets to their fair value.

(2) Bankruptcy Reorganization and Fresh Start Reporting

Reorganization

     On May 31, 2002 (the “Filing Date”), the Company and its U.S. subsidiaries, including the OXO Business, (collectively, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the federal bankruptcy code (“Bankruptcy Code” or “Chapter 11”) in the United States Bankruptcy Court for the Northern District of Illinois (the “Court”). The reorganization was jointly administered under the caption “In re World Kitchen, Inc., a Delaware Corporation, et al., Case No. 02-B21257.” During the period from the Filing Date until January 31, 2003 (the “Effective Date”), the Debtors operated the business as debtors-in-possession under Chapter 11.

     On November 15, 2002, the Debtors filed their second amended joint plan of reorganization (the “Plan”) with the Court, which was confirmed on December 23, 2002 (the “Confirmation Date”). All material conditions precedent to the Plan becoming binding were resolved on or prior to December 31, 2002, and, therefore, the Company recorded the effects of the Plan and Fresh Start Reporting (as defined herein) as of that date. On the Effective Date, the Debtors legally emerged from their bankruptcy proceedings. At December 31, 2002, the Company recorded a $577.2 million reorganization gain reflecting the cancellation of debt pursuant to the Plan and adjusted the historical carrying value of its assets and liabilities to fair value, as defined by the Company’s reorganization value. The reorganization gain attributable to the OXO Business was $53.1 million, which represents the forgiveness of debt net of the KERP I expense (See Note 6). All of the Debtors’ Chapter 11 cases were closed by the Court in the first quarter of 2004.

     The Company’s reorganization value of approximately $500 million, defined as post-emergence debt and equity (“Reorganization Value”), was determined in the fourth quarter of 2002, based on an independent valuation by financial valuation experts after consideration of several factors and assumptions and by using various valuation methods, including cash flow multiples, price/earnings ratios and other relevant industry information.

Fresh Start Reporting

     Upon confirmation of the Plan, the Company adopted the provisions of Statement of Position No. 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code” (“Fresh Start Reporting” or “SOP 90-7”). The Company adopted Fresh Start Reporting because holders of outstanding voting shares of the Company’s capital stock immediately before the Chapter 11 filing and confirmation of the Plan received less than 50% of the common stock distributed under the Plan, and the Company’s Reorganization Value was less than the Debtors’ post-petition liabilities and allowed claims on a consolidated basis.

     Fresh Start Reporting adjustments reflect the application of Statement of Financial Accounting Standard (“SFAS”) No. 141 “Business Combinations” for assets, which requires a reorganized entity to record its assets and liabilities at their fair value. The Company used its Reorganization Value to define the fair value of debt and equity at December 31, 2002. The resulting reorganized equity value of the Company of $132.3 million was allocated to individual assets using the principles of SFAS No. 141 and liabilities were adjusted to fair value upon emergence. The difference between the reorganized equity value described above and the resulting fair value of assets and liabilities was recorded as goodwill. The Company used independent valuation experts where necessary to estimate the fair value of major components of the balance sheet including trademarks, patents, and property and equipment. These valuations were performed during the allocation period, as defined by SFAS No. 141, (the “Allocation Period”) based on a valuation date of December 31, 2002 and were recorded as of January 1, 2003.

     The fair valuation adjustment of the OXO Business trademark was recorded as of January 1, 2003, and was determined using the excess income and relief from royalty approaches. The OXO Business trademark was valued at $42.0 million, resulting in a decrease of $9.7 million to the carrying value at January 1, 2003. The OXO Business trademark is a recognizable household name and is renewable solely at the discretion of the OXO Business; as such, it was determined to have an indefinite life and is not amortized, but tested for impairment annually or more frequently if events or changes in circumstances indicate this asset might be impaired.

     Fair valuation adjustments for certain OXO Business patents were also recorded as of January 1, 2003, and were determined using the excess income and relief from royalty approaches. The OXO Business patents were valued at $20.0 million with estimated remaining useful lives ranging from 7 to 17 years based on the expiration dates of the patents under federal law.

     Fair valuation adjustments for property and equipment of the OXO Business were also recorded as of January 1, 2003. The fair value of the OXO Business’ property and equipment was determined to be $0.2 million less than the net book value at December 31, 2002. The OXO Business depreciated these assets over their newly estimated remaining useful lives as of January 1, 2003.

(3) Summary of Significant Accounting Policies

Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported herein. Actual results could differ from those estimates.

Interim Financial Information

     The Statements and related notes for the quarter ended March 28, 2004 and for the quarter ended March 30, 2003 are unaudited and, in the opinion of management, reflect all adjustments necessary for a fair presentation of statements of revenues and direct expenses and the statement of nets assets to be acquired for the interim periods presented. All such adjustments are of a normal recurring nature.

Inventories

     Inventories, which consist of finished goods, are stated at the lower of cost or market. The first-in, first-out method is used for valuing inventories. The OXO Business evaluates obsolete and excess inventories and records appropriate write-down reserves based on expected demand changes principally due to changing customer tastes, consumer buying patterns or loss of shelf space to competitors. The OXO Business obsolete and excess inventory reserves were $0.7 million, $1.0 million and $0.7 million as of March 28, 2004 and December 31, 2003 and 2002, respectively.

Property and Equipment

     Property and equipment is recorded at cost or fair value in accordance with Fresh Start Reporting (See Note 2), less accumulated depreciation. Depreciation is calculated using the straight-line method based on the estimated useful lives of the assets as follows: machinery and equipment, 3-15 years; and leasehold improvements, over the lease periods.

     Property and equipment at March 28, 2004, December 31, 2003 and 2002 consisted of the following (in thousands):

	March 28, 2004	December 31, 2003	December 31, 2002
Property and equipment	$4,040	$3,799	$2,831
Accumulated depreciation	(1,094)	(745)	—

	$2,946	$3,054	$2,831

     Depreciation expense was $0.2 million and $0.3 million for the quarters ended March 28, 2004 and March 30, 2003 and $0.8 million, $1.1 million, and $0.9 million in 2003, 2002 and 2001, respectively. Capital expenditures were $1.3 million, $1.3 million and $1.0 million in 2003, 2002 and 2001, respectively

Capitalized Computer Software

     Capitalized computer software costs consist of costs to purchase and develop software for internal use. The OXO Business capitalizes internally developed software costs based on an analysis of each project’s significance to the OXO Business and its estimated useful life. Capitalized software costs are amortized on a straight-line basis over a period between three and seven years.

Goodwill and Intangible Assets

     On January 1, 2002, the OXO Business adopted SFAS No. 142, “Goodwill and Other Intangible Assets” (SFAS No. 142), which requires that goodwill and other intangible assets with indefinite useful lives no longer be amortized but tested at least annually for impairment. As such, the OXO Business no longer amortizes goodwill or trademark assets. The OXO Business patents were determined to have definite lives and continue to be amortized on a straight-line basis over their economic useful lives based on the expiration dates of the patents under federal law. The OXO Business capitalized certain legal fees incurred directly related to the application and for the maintenance of certain patent rights. These patent rights are amortized over their economic useful life which is estimated to be 6 years.

     Prior to the OXO Business’ adoption of SFAS No. 142, goodwill was amortized over 40 years and its trademark was amortized on a straight-line basis over its estimated economic useful life of 21 years. Goodwill and other intangibles were carried at cost, less accumulated amortization. Amortization expense of $3.7 million was recorded in 2001 in other expense on the statements of revenues and direct expenses.

Impairment Accounting

     On January 1, 2002, the OXO Business adopted SFAS No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets.” Accordingly, the OXO Business continues to review the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. An impairment loss, if any, would equal the excess of the carrying value over the fair value of the asset.

Stock Based Compensation

     Certain OXO Business employees participated in the Company’s Management Stock Plan. The OXO Business accounts for stock based compensation cost using the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion No. 25 “Accounting for Stock Issued to Employees.” Accordingly, compensation cost of the Company’s stock options is measured as the excess, if any, of the fair market price of the Company’s stock at the date of the grant over the option exercise price and is charged to operations over the vesting period. The OXO Business follows the disclosure provisions of SFAS No. 123 “Accounting for Stock-Based Compensation” as amended by Statement of Financial Accounting Standards No. 148 “Accounting for Stock-Based Compensation – Transition and Disclosure,” which defines a fair value-based method of accounting for stock-based compensation.

Revenue Recognition

     Revenue is recognized, net of provisions for customer allowances, including returns, discounts, rebates, incentives and other promotional payments, when products are shipped to customers and when all substantial risk of ownership has transferred. Estimates for returns are based on historical return rates and current economic trends. Estimates regarding other deductions also involve evaluation of historical deduction rates, assessment of open customer promotional programs based on allowable percent of gross sales and expected assessment of volume rebates allowed based on estimated achievement against targets. All open deductions (i.e. deductions already taken by the customer) are included in accrual estimates as a reduction against gross sales with additional accruals recorded to estimate future sales deductions. In accordance with Emerging Issues Task Force (“EITF”) No. 00-10, “Accounting for Shipping and Handling Fees and Costs,” the OXO Business records amounts billed to customers related to shipping and handling in net sales and all expenses related to shipping and handling as a cost of sales.

Advertising Costs

     Production costs of future media advertising are deferred until the advertising occurs, at which point these direct costs are expensed in the month that the advertisement is first communicated and are charged to selling, general and administrative expenses. Media advertising expenses were $0.2 million, $0.4 million, and $0.1 million in 2003, 2002 and 2001, respectively. Cooperative advertising is accrued at the time of sale in the statements of revenues and direct expenses as a reduction of sales because it is viewed as part of the negotiated price of the products sold.

Research and Development Costs

     Research and development costs are defined as both internal and external direct costs incurred to develop new products or significant extensions of existing products. Such direct costs could include concept development, engineering, product design, prototype creation, commercialization, testing and packaging development work. All such direct costs are expensed as incurred and were $0.4 million, $0.3 million, and $0.5 million in 2003, 2002 and 2001, respectively.

Other Expense, Net

     Other expense consists primarily of royalty expense from certain design firms whose fees are based on a percentage of product sales, offset by a minimal amount of royalty income. Sales commission expense and intangible asset amortization is also included in other expense on the accompanying statements of revenues and direct expenses.

Recently Issued Accounting Standards

     In November 2002, the Financial Accounting Standards Board (“FASB”) issued Financial Interpretation No. (“FIN”) 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees

of Indebtedness of Others, an interpretation of FASB Statement No. 5, 57, and 107 and rescission of FASB Interpretation No. 34.” FIN 45 clarifies the requirements of SFAS No. 5, “Accounting for Contingencies” relating to the guarantor’s accounting for, and disclosure of, the issuance of certain types of guarantees. For guarantees that fall within the scope of FIN 45, the Interpretation requires that guarantors recognize a liability equal to the fair value of the guarantee upon its issuance. The disclosure provisions of the Interpretation are effective for the financial statements of interim or annual periods that end after December 15, 2002. However, the provisions for initial recognition and measurement are effective on a prospective basis for guarantees that are issued or modified after December 31, 2002, irrespective of a guarantor’s year-end. The OXO Business has not entered into any guarantees subsequent to December 15, 2002 and the adoption of FIN 45 had no material effect on the OXO Business’ Statements.

     In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities.” This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” There was no impact to the OXO Business’ Statements upon the adoption of SFAS No. 149.

     In May 2003, the FASB issued SFAS No. 150 “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. This statement is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The FASB Staff Position 150-3, “Effective Date, Disclosures and Transition for Mandatorily Redeemable Noncontrolling Interest Under FASB Statement No. 150” deferred certain effective dates. There was no impact to the OXO Business’ Statements upon the adoption of SFAS No. 150.

     In December 2003, the FASB issued Interpretation No. 46 (revised), “Consolidation of Variable Interest Entities” (“FIN 46R”). FIN 46R replaces FASB Interpretation No. 46, which was issued in January 2003. The objective of FIN 46R is to improve financial reporting by companies involved with variable interest entities (“VIE”). FIN 46R changes certain consolidation requirements by requiring a variable interest entity, as defined, to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. For any VIEs that must be consolidated under FIN 46R that were created before January 1, 2004, the assets, liabilities and non-controlling interest of the VIE initially would be measured at their carrying amounts, and any difference between the net amount added to the balance sheet and any previously recognized interest would be recorded as a cumulative effect of an accounting change. FIN 46R also requires disclosures about variable interest entities that the company is not required to consolidate but in which it has a significant variable interest. Companies are required to apply FIN 46R to VIEs generally as of March 31, 2004 and to special-purpose entities as of December 31, 2003. There was no impact to the OXO Business’ Statements upon the adoption of FIN 46R.

     In December 2003, the FASB issued SFAS No. 132 (Revised 2003), “Employers’ Disclosures about Pensions and Other Postretirement Benefits” (“SFAS No. 132R”). SFAS No. 132R amends Statements No. 87, “Employers’ Accounting for Pensions, No. 88, Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits,” and No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions.” However, SFAS No. 132R does not change the recognition and measurement requirements of those Statements but replaces the disclosure requirements and requires additional disclosures. Additional new disclosure includes actual mix of plan assets by category, a description of investment strategies and policies used, a narrative description of the basis for determining the overall expected long-term rate of return on asset assumption and aggregate expected contributions. Most disclosure requirements are effective for fiscal years ending after December 15, 2003 with the remainder of the requirements being effective for fiscal years ending after June 15, 2004.

(4) Goodwill and Other Intangible Assets

     On January 1, 2002, the OXO Business adopted SFAS No. 142. Under this standard, goodwill and intangible assets with indefinite useful lives are no longer amortized, but are to be tested for impairment annually, or more frequently if events or changes in circumstances indicate that the asset(s) might be impaired. Accordingly, the OXO Business ceased amortization of its existing goodwill and its trademark assets on January 1, 2002.

     At December 31, 2002, pursuant to Fresh Start Reporting, the OXO Business recorded new goodwill of $81.8 million, which represents its portion of the excess of the Company’s reorganized equity value over the fair value of the Company’s assets and liabilities. Subsequent Fresh Start Reporting valuations, which occurred during the Allocation Period, resulted in a $9.6 million net reduction of goodwill and corresponding $9.7 million decrease to the trademark assets, a $19.5 million net increase to patents and patent rights, and a $0.2 million net decrease in property and equipment.

     The following table summarizes the OXO Business’ other intangible assets (in thousands).

	March 28, 2004			December 31, 2003
	Gross	Accumulated	Net	Gross	Accumulated	Net
	Balance	Amortization	Balance	Balance	Amortization	Balance
Amortized intangible assets:
Patents and patent rights	$20,253	$(2,553)	$17,700	$20,253	$(2,038)	$18,215
Unamortized intangible assets:
Trademark	42,000	—	42,000	42,000	—	42,000

Other intangible assets	$62,253	$(2,553)	$59,700	$62,253	$(2,038)	$60,215

	December 31, 2002
	Gross	Accumulated	Net
	Balance	Amortization	Balance
Amortized intangible assets:
Patents rights	$392	$—	$392
Unamortized intangible assets:
Trademark	51,717	—	51,717

Other intangible assets	$52,109	$—	$52,109

     The OXO Business amortizes its patents on a straight-line basis over the legal life of the patents which range from 7 to 17 years. The OXO Business capitalizes certain legal fees incurred directly relating to the application for the maintenance of certain patent rights. These patent rights are included in the patent balance and are amortized on a straight-line basis over their estimated economic useful life which is estimated to be 6 years. Amortization expense was $2.0 million, $0 million, and $3.7 million for the years ended December 31, 2003, 2002 and 2001, respectively and $0.5 million and $0.5 million for the quarter ended March 28, 2004 and March 30, 2003, respectively. The estimated aggregate amortization expense for each of the five succeeding years as of December 31, 2003 is $2.0 million.

(5) Commitments and Contingencies

Leases

     The OXO Business is a party to a non-cancelable lease agreement, which expires December 31, 2007. Minimum rental commitments outstanding at December 31, 2003 are as follows (in thousands):

Operating
Leases
2004	$150
2005	150
2006	150
2007	150
2008	—
Thereafter	—

Total minimum lease payments	$600

     Rental expense was $0.1 million for the years ended December 31, 2003, 2002, and 2001, respectively.

Litigation

     The Company is a defendant or plaintiff in various claims and lawsuits arising in the normal course of the OXO Business. The OXO Business believes that the ultimate outcome of these proceedings will not have a material adverse effect on the OXO Business’ Statements, however, there is no certainty to the ultimate outcome.

(6) Employee Benefits

Employee Retirement Plans

     World Kitchen, Inc. Pension Plan (the “Benefit Plan”) is a defined benefit pension plan providing retirement income benefits to eligible U.S. employees of the Company. Pension benefits to eligible employees of the OXO Business are provided under the Company’s Benefit Plan to which the OXO Business contributes. Pension plan benefits are generally based on years of service and/or compensation. Expenses relating to pension benefits amounted to $64,400, $97,000 and $0 for the years ended December 31, 2003, 2002 and 2001, respectively. As of the Transaction Date, the benefits for the OXO Business employees became fully vested.

     The Company’s postretirement benefit plan provides certain medical and life insurance benefits for retired employees. Substantially all U.S. employees of the OXO Business may become eligible for these benefits if they fulfill eligibility requirements as specified by the plan; however, most eligible retirees receive access only to medical insurance benefits. Expenses relating to postretirement benefits amounted to $8,800, $21,400 and $17,500 for the years ended December 31, 2003, 2002 and 2001, respectively. As of the Transaction Date, the benefits for the OXO Business employees became fully vested.

Defined Contribution Plans

     Prior to October 1, 2002, certain employees of the OXO Business were eligible to participate in the Borden Savings Plan. Effective October 1, 2002, the account balances of all current and former OXO Business employees were transferred to a new 401(k) plan sponsored by the Company (the “WKI Savings Plan”). The WKI Savings Plan provides benefits that are substantially identical to those previously provided under the Borden Savings Plan. Charges to the OXO Business’ operations for matching contributions in 2003, 2002, and 2001 amounted to $157,700, $136,400, and $78,400, respectively.

Long-Term Incentive Plan

     On May 29, 2003, the WKI Board of Directors approved a Long-Term Incentive Plan, (the “LTIP”). Certain OXO employees participated in the Company’s LTIP. The LTIP provides the Company the ability to award a specified number of award units of $1,000 each in value to certain key employees of the Company who are expected to make substantial contributions to the success of the ongoing business and thereby provides for stability and continuity of operations. The award term commenced on May 29, 2003 and was determined to end on December 31, 2005.

     Award units will be paid out in cash to plan participants in the first quarter of 2006 contingent upon achieving certain targeted financial performance goals for revenue and EBITDA, as defined in the LTIP, in 2005. The cash payment will equal $1,000 times the eligible amount of award units earned in the Award Term and is subject to a multiplier which can either increase or decrease the award (from maximum to minimum) based upon financial achievement against the target.

     On July 31, 2003, approximately 6,000 award units were granted to 6 key employees of the OXO Business. The full award amount upon vesting at the end of 2005, if the target performance goals are met, is $5.9 million. The expense is being amortized ratably in the accompanying statements of revenues and direct expenses over the period from the date of grant to the employee to the end of the Award Term assuming achievement of targeted goals in 2005. As such, the Company recorded $1.1 million for the year ended December 31, 2003 and $0.7 million for the quarter ended March 28, 2004.

     The LTIP is subject to certain change of control provisions, which allow for full vesting and payout upon the consummation of any material change in the equity ownership of the Company. The OXO Business employee payments were accelerated and expensed as of the Transaction Date and, accordingly, an additional $6.5 million was expensed by the Company in the quarter ended June 27, 2004.

Key Employee Retention Plan

     The Debtors filed certain motions regarding key management employment contracts, a key employee retention program (“KERP I”) and related severance policy in an effort to retain employees during the bankruptcy period. KERP I and two of the management contracts were approved by the Court. Certain OXO Business employees participated in this program which resulted in the payment of $0.4 million over the course of three primary earnout dates: the Confirmation Date of the Plan (December 23, 2002), December 31, 2002 and December 31, 2003. Accordingly, for the OXO Business, $0.2 million was expensed by December 31, 2002, and paid shortly thereafter, and $0.2 million was expensed by December 31, 2003, and paid shortly thereafter.

     In addition to this benefit, participants will be eligible to receive an enhanced severance benefit under certain conditions, of either six or twelve months base salary plus continuation of medical and dental benefits, depending upon the tier that the employee was placed. KERP I was not subject to change of control provisions.

(7) Restructuring and Rationalization Programs

     During 2002, the Company completed the restructuring and rationalization programs which were begun during 2001. During 2001, the Predecessor Company’s Board of Directors approved plans to restructure several aspects of the Company’s distribution operations. In addition, the Company implemented an employee headcount reduction program as part of its continuing business realignment and cost savings initiatives. These programs resulted in a restructuring charge of $0.8 million for the OXO Business, which was recorded during 2001 on a separate line within operating income. In addition, $0.3 million of rationalization and other charges were recorded in 2001 related to the implementation of these programs. These direct costs were recorded in cost of sales. The restructuring programs for the OXO Business included the consolidation of warehousing and distribution operations at Plainfield, Indiana into the Company’s distribution centers located in Monee, Illinois and Greencastle, Pennsylvania. This consolidation occurred in the second quarter of 2002.

Restructuring details for 2001 activity are as follows (in thousands):

	Restructuring			Liability at
	Expense		Reclassifications	December 31,
	2001	Cash Paid	and Other	2001
Disposal of assets	$426	$—	$(426)	$—
Employee termination costs	235	(235)	—	—
Other exit costs	184	(184)	—	—

	$845	$(419)	$(426)	$—

Disposal of Assets

     As part of the restructuring initiative to close or streamline distribution and administrative locations, an impairment charge of $0.4 million was recorded during 2001 to reflect the net realizable value for fixed assets to be sold or scrapped. The charge represents the difference between the net book value and the estimated fair value of the facility less costs to sell the facility.

Employee termination costs

     As part of the restructuring initiative, the OXO Business recorded $0.2 million during 2001 related to employee termination costs. The program impacted a total of approximately 23 employees related to plant shutdowns. As of December 31, 2002, all employees had been terminated. During 2001, $0.2 million of severance payments were made.

(8) Stock Compensation Plans

     As of the Effective Date, the Company entered into the Management Stock Plan, under which a total of 710,942 shares of new common stock became available for issuance. The Management Stock Plan is designed to attract, retain and motivate key employees and non-employee directors. On May 29, 2003, (the “Grant Date”) 50,000 options were granted to a key employee of the OXO Business at a price of $18.25 a share, which was based on the Reorganization Value of the Company. The options vest ratably over four years and expire 10 years from the Grant Date. None of the options granted to the key employee of the OXO Business were exercised and all 50,000 options were canceled on the Transaction Date.

     The fair value of each stock option granted is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2003: 4.1% risk free interest rate; 1% expected volatility; 4 year expected life; and no expected dividend yield. The exercise price at the Grant Date for each option was equal to its fair value and, as such, no compensation expense was recorded. Recording the options under the fair value based method would result in only a nominal effect to the Statements.